EXHIBIT 99.1

For more information, please contact:
Bill Davis, Perficient, 314-529-3555
bill.davis@perficient.com

PERFICIENT REPORTS THIRD QUARTER 2022 RESULTS
~ Revenues Up 18%; Earnings Per Share Up 33%; Company Expands and Extends Share Repurchase Program ~

ST. LOUIS (October 27, 2022) - Perficient, Inc. (Nasdaq: PRFT) (“Perficient”), the leading global digital consultancy transforming the world’s largest enterprises and biggest brands, today reported its financial results for the quarter ended September 30, 2022.

Financial Highlights

For the quarter ended September 30, 2022:

•Revenues increased 18% to $227.6 million from $192.8 million in the third quarter of 2021;
•Net income increased 32% to $23.0 million from $17.4 million in the third quarter of 2021, primarily as a result of higher revenues, higher gross margin percentage, and lower selling, general and administrative expenses as a percentage of revenue;
•GAAP earnings per share results on a fully diluted basis increased 33% to $0.64 from $0.48 in the third quarter of 2021;
•Adjusted earnings per share results (a non-GAAP measure; see attached schedule, which reconciles to GAAP earnings per share) on a fully diluted basis increased 26% to $1.11 from $0.88 in the third quarter of 2021; and
•Adjusted EBITDA (a non-GAAP measure; see attached schedule, which reconciles to GAAP net income) increased 28% to $53.0 million from $41.5 million in the third quarter of 2021.

“Expanding margins drove strong profitability during the third quarter,” said Jeffrey Davis, chairman and CEO. “Our fully integrated delivery model and global depth in the United States, Latin America and India ensure we can serve enterprise customers with the quality, structure and support they desire and require. The recent acquisitions of Inflection Point Systems in Mexico and Ameex Technologies in India brought more than 600 talented colleagues to Perficient and will further supplement our robust offshore growth.”

Other Highlights

Among other recent achievements, Perficient:

•Expanded the Company’s stock repurchase program by $60.0 million for a total repurchase program of $375.0 million and extended the expiration date of the program from December 31, 2022 to December 31, 2024, through a Board of Directors authorization subsequent to September 30, 2022;
•Further strengthened its global delivery capabilities and capacity with the acquisition in October 2022 of Ameex Technologies Corporation, a digital experience consultancy based in Schaumburg, Illinois, with offshore operations in Chennai, India;
•Enhanced its nearshore development expertise with the acquisition in September 2022 of Inflection Point Systems, Inc., a software consulting and product development firm based in Columbia, Maryland, with nearshore operations in Monterrey, Mexico;
•Was named the 2022 Optimizely Solution Partner of the Year, recognizing Perficient for demonstrating outstanding business performance and excellence in both sales and delivery of Optimizely solutions;
•Was recognized by Modern Healthcare as the eighth-largest healthcare management consulting firm based on 2021 revenue from total healthcare consulting fees;
•Announced the graduation of 50 students from Perficient’s Bright Paths program and expanded the customized technology training program to Dallas;
•Announced a continuance of its collaboration with the Mark Cuban Foundation to host Artificial Intelligence (AI) Bootcamps for high school students in the Dallas and Houston regions; and
•Was included in the “Technology Transformation Dominant” category in the “IDC Market Analysis Perspective: Worldwide Digital Transformation Professional Services” report, signifying a high market perception of Perficient’s digital transformation capabilities.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. See “Safe Harbor Statement” below.

Perficient expects its fourth quarter 2022 revenue to be in the range of $233 million to $239 million. Fourth quarter GAAP earnings per share is expected to be in the range of $0.69 to $0.74. Fourth quarter adjusted earnings per share (a non-GAAP measure; see attached schedule which reconciles to GAAP earnings per share guidance) is expected to be in the range of $1.11 to $1.16.

Perficient is updating its full year 2022 revenue guidance to a range of $905 million to $911 million, updating its 2022 GAAP earnings per share guidance to a range of $2.85 to $2.90 and narrowing its 2022 adjusted earnings per share (a non-GAAP measure; see attached schedule which reconciles to GAAP earnings per share guidance) guidance to a range of $4.25 to $4.30.

Conference Call Details

Perficient will host a conference call regarding third quarter financial results today, October 27, 2022, at 11 a.m. Eastern.

Analysts and investors who wish to ask questions during the Q&A session can register for the call on https://register.vevent.com/register/BI28a92c1364fe4c2197d2edea1e7ac4c1. Registrants will receive confirmation with dial-in details.

A live webcast of the event can be accessed on https://perficient.gcs-web.com/events/event-details/q3-2022-perficient-earnings-conference-call. A replay of the webcast will be available on https://perficient.gcs-web.com/ starting approximately two hours after the event and will be archived on the site for one year.

About Perficient
Perficient is the leading global digital consultancy. We imagine, create, engineer, and run digital transformation solutions that help our clients exceed customers’ expectations, outpace competition, and grow their business. With unparalleled strategy, creative, and technology capabilities, we bring big thinking and innovative ideas, along with a practical approach to help the world’s largest enterprises and biggest brands succeed. Traded on the Nasdaq Global Select Market, Perficient is a member of the Russell 2000 index and the S&P SmallCap 600 index. For more information, visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2022. Those statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on management’s current intent, belief, expectations, estimates, and projections regarding our company and our industry. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements include (but are not limited to) those disclosed under the heading “Risk Factors” in our most recently filed annual report on Form 10-K and other securities filings, and the following, many of which are, or may be, amplified by the novel coronavirus (COVID-19) pandemic:

(1)the possibility that our actual results do not meet the projections and guidance contained in this news release;
(2)the impact of the general economy and economic and political uncertainty on our business;
(3)the impact of the COVID-19 pandemic on our business;
(4)risks associated with potential changes to federal, state, local and foreign laws, regulations, and policies;
(5)risks associated with the operation of our business generally, including:
a. client demand for our services and solutions;
b. effectively competing in a highly competitive market;
c. risks from international operations including fluctuations in exchange rates;
d. adapting to changes in technologies and offerings;
e. obtaining favorable pricing to reflect services provided;
f. risk of loss of one or more significant software vendors;
g. maintaining a balance of our supply of skills and resources with client demand;
h. changes to immigration policies;
i. protecting our clients’ and our data and information;
j. changes to tax levels, audits, investigations, tax laws or their interpretation;
k. making appropriate estimates and assumptions in connection with preparing our consolidated financial statements; and
l. maintaining effective internal controls;
(6)risks associated with managing growth organically and through acquisitions;
(7)risks associated with servicing our debt, the potential impact on the value of our common stock from the conditional conversion features of our debt and the associated convertible note hedge transactions;
(8)legal liabilities, including intellectual property protection and infringement or the disclosure of personally identifiable information; and
(9)the risks detailed from time to time within our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. This cautionary statement is provided pursuant to Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

Perficient, Inc.
Unaudited Consolidated Statements of Operations
(in thousands, except per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues
Services excluding reimbursable expenses	$224,934	$190,103	$664,244	$537,792
Reimbursable expenses	2,110	2,316	6,497	7,132
Total services	227,044	192,419	670,741	544,924
Software and hardware	570	401	1,722	1,373
Total revenues	227,614	192,820	672,463	546,297

Cost of revenues (exclusive of depreciation and amortization, shown separately below)
Cost of services	134,195	115,796	404,641	330,699
Stock compensation	2,221	2,464	7,055	6,803
Total cost of revenues	136,416	118,260	411,696	337,502

Selling, general and administrative	40,440	35,526	116,366	100,461
Stock compensation	3,833	3,790	11,018	10,258
Total selling, general and administrative	44,273	39,316	127,384	110,719

Depreciation	2,355	1,607	6,233	4,682
Amortization	6,087	4,317	18,064	17,702
Acquisition costs	2,148	1,264	2,508	1,332
Adjustment to fair value of contingent consideration	3,115	42	(351)	46
Income from operations	33,220	28,014	106,929	74,314

Net interest expense	616	3,481	2,308	10,144
Loss on debt extinguishment	—	250	—	250
Net other expense	20	103	406	234
Income before income taxes	32,584	24,180	104,215	63,686
Provision for income taxes	9,569	6,784	26,282	16,124

Net income	$23,015	$17,396	$77,933	$47,562

Basic net income per share	$0.68	$0.54	$2.30	$1.49
Diluted net income per share	$0.64	$0.48	$2.17	$1.39
Shares used in computing basic net income per share	33,861	31,987	33,873	31,925
Shares used in computing diluted net income per share	36,663	35,893	36,763	34,177

Net income used in computing diluted net income per share	$23,554	$17,396	$79,645	$47,562

Perficient, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2022 (unaudited)	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$20,845	$24,410
Accounts receivable, net	192,903	177,602
Prepaid expenses	6,536	5,400
Other current assets	4,755	7,296
Total current assets	225,039	214,708
Property and equipment, net	18,529	14,747
Operating lease right-of-use assets	29,357	33,353
Goodwill	545,842	515,229
Intangible assets, net	82,384	81,277
Other non-current assets	47,586	23,258
Total assets	$948,737	$882,572

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$19,300	$26,074
Other current liabilities	84,715	93,877
Total current liabilities	104,015	119,951
Long-term debt, net	394,050	326,126
Operating lease liabilities	20,661	23,898
Other non-current liabilities	45,741	47,832
Total liabilities	$564,467	$517,807
Stockholders' equity:
Preferred stock	$—	$—
Common stock	53	53
Additional paid-in capital	393,101	423,235
Accumulated other comprehensive loss	(14,217)	(5,843)
Treasury stock	(346,471)	(324,412)
Retained earnings	351,804	271,732
Total stockholders’ equity	384,270	364,765
Total liabilities and stockholders’ equity	$948,737	$882,572

Perficient, Inc.
Unaudited Condensed Consolidated Statements of Cash Flow
(in thousands)

	Nine Months Ended September 30,
	2022	2021
Net income	$77,933	$47,562
Adjustments to reconcile net income to net cash provided by operations	36,148	45,114
Changes in operating assets and liabilities, net of business acquisitions	(42,640)	(54,541)
Net cash provided by operating activities	71,441	38,135
Net cash used in investing activities	(52,413)	(21,526)
Net cash used in financing activities	(21,227)	(42,785)
Effect of exchange rate on cash and cash equivalents	(1,366)	(623)
Change in cash and cash equivalents	(3,565)	(26,799)
Cash and cash equivalents at beginning of period	24,410	83,204
Cash and cash equivalents at end of period	$20,845	$56,405

See the Company's Form 10-Q for the full interim unaudited condensed consolidated statements of cash flows.

About Non-GAAP Financial Information
This news release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of GAAP to Non-GAAP Measures.”

About Non-GAAP Financial Measures
Perficient provides non-GAAP financial measures for adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, stock compensation, loss on extinguishment of debt, acquisition costs and adjustment to fair value of contingent consideration), adjusted net income, and adjusted earnings per share data as supplemental information regarding Perficient’s business performance. Perficient believes that these non-GAAP financial measures are useful to investors because they provide investors with a better understanding of Perficient’s past financial performance and future results. Perficient’s management uses these non-GAAP financial measures when it internally evaluates the performance of Perficient’s business and makes operating decisions, including internal operating budgeting, performance measurement, and the calculation of bonuses and discretionary compensation. Management excludes stock-based compensation related to restricted stock awards, the amortization of intangible assets, amortization of debt discounts and issuance costs related to convertible senior notes, loss on extinguishment of debt, acquisition costs, adjustments to the fair value of contingent consideration, net other income and expense, the impact of other infrequent or unusual transactions, and income tax effects of the foregoing, when making operational decisions.

Perficient believes that providing the non-GAAP financial measures to its investors is useful because it allows investors to evaluate Perficient’s performance using the same methodology and information used by Perficient’s management. Specifically, adjusted net income is used by management primarily to review business performance and determine performance-based incentive compensation for executives and other employees. Management uses adjusted EBITDA to measure operating profitability, evaluate trends, and make strategic business decisions.

Non-GAAP financial measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of discretionary judgment as to which charges are excluded from the non-GAAP financial measure. However, Perficient’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of adjusted EBITDA, adjusted net income, and adjusted earnings per share. In addition, some items that are excluded from adjusted net income and adjusted earnings per share can have a material impact on cash. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. Perficient has historically provided non-GAAP financial measures to the investment community as a supplement to its GAAP results to enable investors to evaluate Perficient’s business performance in the way that management does. Perficient’s definition may be different from similar non-GAAP financial measures used by other companies and/or analysts.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization
Perficient has incurred expense on amortization of intangible assets primarily related to various acquisitions. Management excludes these items for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share. Perficient believes that eliminating this expense from its non-GAAP financial measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency, and is significantly impacted by the timing and magnitude of Perficient’s acquisition transactions, which also vary substantially in frequency from period to period.

Acquisition Costs
Perficient incurs transaction costs related to merger and acquisition-related activities which are expensed in its GAAP financial statements. Management excludes these items for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share. Perficient believes that excluding these expenses from its non-GAAP financial measures is useful to investors because these are expenses associated with each transaction and are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

Adjustment to Fair Value of Contingent Consideration
Perficient is required to remeasure its contingent consideration liability related to acquisitions each reporting period until the contingency is settled. Any changes in fair value are recognized in earnings. Management excludes these items for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share. Perficient believes that excluding these adjustments from its non-GAAP financial measures is useful to investors because they are related to acquisitions and are inconsistent in amount and frequency from period to period.

Amortization of Debt Discount and Debt Issuance Costs
On November 9, 2021, Perficient issued $380.0 million aggregate principal amount of 0.125% Convertible Senior Notes due 2026, on August 14, 2020, Perficient issued $230.0 million aggregate principal amount of 1.250% Convertible Senior Notes due 2025, and on September 11, 2018, Perficient issued $143.8 million aggregate principal amount of 2.375% Convertible Senior Notes due 2023 (the “2026 Notes,” “2025 Notes,” and “2023 Notes,” respectively, and collectively, the “Notes”) in private placements to qualified institutional purchasers. In accordance with accounting for debt with conversions and other options, Perficient bifurcated the principal amount of the Notes into liability and equity components. The resulting debt discounts were amortized to interest expense over the period from the issuance dates through the respective contractual maturity dates. Upon adoption of Accounting Standards Update (“ASU”) No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40) on January 1, 2022, Perficient no longer records amortization of debt discount as a result of accounting for the convertible debt instrument as a single liability measured at its amortized cost. Issuance costs attributable to the Notes, in addition to issuance costs related to Perficient’s credit agreement, are being amortized to interest expense over their respective terms. Perficient believes that excluding these non-cash expenses from its non-GAAP financial measures is useful to investors because the expenses are not reflective of Perficient’s business performance.

Loss on Extinguishment of Debt
Perficient repurchased its 2023 Notes in 2020 and 2021, which resulted in a loss on extinguishment of debt. Perficient believes that excluding this loss from its non-GAAP financial measures is useful to investors because the expenses are not reflective of Perficient’s business performance.

Foreign Exchange Loss (Gain)
Non-operating foreign currency exchange gains and losses, inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes, are reported in net other expense (income) in our consolidated statements of operations. As our operations expand into countries outside of the United States, and in particular as a result of our 2021 acquisition of Izmul S.A. and its subsidiaries (“Overactive”), based in Argentina, Chile, Colombia, Puerto Rico, and Uruguay, and our 2020 acquisition of Productora de Software S.A.S., based in Colombia, foreign exchange gains and losses have and will become increasingly material. Perficient believes that excluding these gains and losses from its non-GAAP financial measures is useful to investors because foreign exchange gains and losses will vary as the underlying currencies fluctuate, which makes it difficult to compare current and historical results.

Stock Compensation
Perficient incurs stock-based compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation. Perficient excludes stock-based compensation expense and the related tax effects for the purposes of calculating adjusted EBITDA, adjusted net income, and adjusted earnings per share because stock-based compensation is a non-cash expense, which Perficient believes is not reflective of its business performance. The nature of stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions, and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expense may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods. Perficient believes that non-GAAP measures of profitability, which exclude stock-based compensation, are widely used by analysts and investors.

Dilution Offset from Convertible Note Hedge Transactions
It is Perficient’s current intent to settle conversions of the Notes through combination settlement, which involves repayment of the principal portion in cash and any excess of the conversion value over the principal amount in shares of our common stock. Perficient excludes the shares that are issuable upon conversions of the Notes because Perficient expects that the dilution from such shares will be offset by the convertible note hedge transactions entered into in November 2021, August 2020, and September 2018 in connection with the issuance of the Notes.

Perficient, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP Net Income	$23,015	$17,396	$77,933	$47,562
Adjustments:
Provision for income taxes	9,569	6,784	26,282	16,124
Amortization	6,087	4,317	18,064	17,702
Acquisition costs	2,148	1,264	2,508	1,332
Adjustment to fair value of contingent consideration	3,115	42	(351)	46
Amortization of debt discount and issuance costs	607	2,594	1,822	7,684
Loss on extinguishment of debt	—	250	—	250
Foreign exchange loss	54	121	427	257
Stock compensation	6,054	6,254	18,073	17,061
Adjusted Net Income Before Tax	50,649	39,022	144,758	108,018
Adjusted income tax (1)	12,764	9,482	36,913	26,788
Adjusted Net Income	$37,885	$29,540	$107,845	$81,230

GAAP Earnings Per Share (diluted)	$0.64	$0.48	$2.17	$1.39
Adjusted Earnings Per Share (diluted)	$1.11	$0.88	$3.14	$2.49

Shares used in computing GAAP Earnings Per Share (diluted)	36,663	35,893	36,763	34,177
Dilution offset from convertible note hedge transactions	(2,431)	(2,252)	(2,431)	(1,515)
Shares used in computing Adjusted Earnings Per Share (diluted)	34,232	33,641	34,332	32,662

Net income used in computing GAAP Earnings Per Share (diluted)	$23,554	$17,396	$79,645	$47,562

(1)The estimated adjusted effective tax rate of 25.2% and 24.3% for the three months ended September 30, 2022 and 2021, respectively, and 25.5% and 24.8% for the nine months ended September 30, 2022 and 2021, respectively, has been used to calculate the provision for income taxes for non-GAAP purposes.

Perficient, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP Net Income	$23,015	$17,396	$77,933	$47,562
Adjustments:
Provision for income taxes	9,569	6,784	26,282	16,124
Net interest expense	616	3,481	2,308	10,144
Net other expense	20	103	406	234
Depreciation	2,355	1,607	6,233	4,682
Amortization	6,087	4,317	18,064	17,702
Acquisition costs	2,148	1,264	2,508	1,332
Adjustment to fair value of contingent consideration	3,115	42	(351)	46
Loss on extinguishment of debt	—	250	—	250
Stock compensation	6,054	6,254	18,073	17,061
Adjusted EBITDA (1)	$52,979	$41,498	$151,456	$115,137

(1)Adjusted EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. Adjusted EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.

Perficient, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)

	Q4 2022		Full Year 2022
	Low end of adjusted goal	High end of adjusted goal	Low end of adjusted goal	High end of adjusted goal
GAAP EPS	$0.69	$0.74	$2.85	$2.90
Non-GAAP adjustment (1):
Non-GAAP reconciling items	0.49	0.49	1.77	1.77
Tax effect of reconciling items	(0.07)	(0.07)	(0.37)	(0.37)
Adjusted EPS	$1.11	$1.16	$4.25	$4.30

(1)Non-GAAP adjustment represents the impact of amortization expense, stock compensation, amortization of debt issuance costs, foreign exchange gains and losses, loss on extinguishment of debt, acquisition costs, and adjustments to fair value of contingent consideration, net of the tax effect of these adjustments, divided by adjusted fully diluted shares. Upon adoption of ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40) on January 1, 2022, Perficient no longer records amortization of debt discount as a result of accounting for the convertible debt instrument as a single liability measured at its amortized cost. Perficient currently expects its Q4 2022 and full year 2022 GAAP effective income tax rate to be approximately 29% and 26%, respectively. Perficient’s estimates of GAAP and adjusted fully diluted shares for 2022 are included in the following table. These estimates could be affected by share repurchases, shares issued in conjunction with future acquisitions, changes in share price and the potential impact from the conditional conversion features of our debt.

(in millions)	Q4 2022 (2)	Full Year 2022 (2)
GAAP Fully Diluted Shares (3)	36.7	36.7
Non-GAAP adjustment (4):
Dilution offset from convertible note hedge transactions	(2.4)	(2.4)
Adjusted Fully Diluted Shares	34.3	34.3

(2)The calculation of fully diluted shares assumes an average share price of $70 per share for the three months ending December 31, 2022; provided, however, that Perficient makes no prediction as to what its actual stock price will be for such period or any other period.
(3)Upon adoption of ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40) on January 1, 2022, Perficient prospectively utilizes the if-converted method to calculate the impact of convertible instruments on GAAP diluted earnings per share.
(4)Non-GAAP adjustment represents the exclusion of shares that are issuable upon conversion of our convertible notes due to the expectation that shares relating to the principal amount of our convertible notes will be paid in cash and any excess will be offset by the convertible note hedge transactions entered into in August 2020 and November 2021.